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Exhibit 10.18

NONEXCLUSIVE END-USER SOFTWARE

LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

ACCURAY, INC.

OFFICIAL USE ONLY

May be exempt from public release under the Freedom of Information Act
(5 U.S.C. 552), exemption number and category:
 Exemption 4, Commercial/Proprietary Information
Department of Energy review required before public release
Name/Org: Sharon Trujillo, TT Division Date: August 29, 2005
Guidance (if applicable)

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

License Agreement No. 05-C01862

THIS DOCUMENT IS FOR NEGOTIATION PURPOSES ONLY AND DOES NOT
CONSTITUTE AN AGREEMENT BETWEEN THE PARTIES
OUO

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License Agreement No. 05-C01862

NON-EXCLUSIVE SOFTWARE LICENSE AGREEMENT

THIS LICENSE AGREEMENT, hereinafter referred to as "License Agreement" is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California having its principal office at 1111 Franklin Street, Oakland, CA 94607, hereinafter referred to as the "University," and Accuray Inc., 1310 Chesapeake Terrace, Sunnyvale, CA 94089 hereinafter referred to as the "Licensee," the parties to this License Agreement being referred to individually as a "Party," and collectively as "Parties."

The University conducts research and development at Los Alamos National Laboratory for the U.S. Government under Contract No. W-7405-ENG-36, hereinafter referred to as the "Contract," with the U.S. Department of Energy, hereinafter referred to as the "DOE".

Rights in inventions, technical data and software made in the course of the University's research and development at Los Alamos National Laboratory are governed by the terms and conditions of the Contract.

Certain electron-linac particle-dynamics software entitled "PARMELA", Version 3, has been developed in the course of the University's research and development at Los Alamos National Laboratory.

The University desires that such software be developed and utilized to the fullest extent possible so as to enhance the accrual of economic and technological benefits to the U.S. domestic economy, and is therefore willing to grant an nonexclusive license to the Licensee in the Intellectual Property Rights that protect the software.

The Licensee desires to obtain from the University certain nonexclusive rights for the commercial use of the software.

Now, therefore, the Parties agree as follows:

1.     DEFINITIONS

  1.1
  "Licensed Software" means the computer software and related documentation identified in Appendix A.

  1.2
  "Intellectual Property Rights" means rights assertable by the University in the Licensed Software under U.S. or foreign laws including, but not limited to, copyright statutes, patent statutes, or other applicable laws.

  1.3
  "Authorized Site(s)" means any location owned or controlled by Licensee identified in Appendix C of this License Agreement but excluding all other locations where the Licensee may have research or administrative facilities or office.

2.     GRANT

  2.1
  Except as otherwise provided herein, the University hereby grants to the Licensee the personal, non-transferable, and nonexclusive right and license under the University's INTELLECTUAL PROPERTY RIGHTS for use at the Authorized Site(s) to perform the following:

  (a)
  To install the Licensed Software on an Authorized Site(s) as described in Appendix C, which is incorporated herein by reference;

    (b)
    To use, execute, reproduce, perform publicly and display publicly the Licensed Software, in executable form only, on the Authorized Site for the sole purpose of serving the internal needs of Licensee's business;

    (c)
    To make copies of the Licensed Software as necessary for the foregoing purpose, and one copy solely for non-productive back-up purposes in accordance with Licensee's standard procedures, provided that the Licensee accounts for such copies;

  2.2
  Any use, copying or distribution of the Licensed Software not authorized by this License Agreement shall automatically terminate Licensee's right and license hereunder. This grant shall be limited to use of the Licensed Software with Authorized Site(s) and by Authorized Users only. Use of the Licensed Software on processors accessible through communications networks through terminal and devices not on premises owned or controlled by the Licensee is prohibited unless otherwise agreed to in writing by the University.

  2.3
  The license and right granted in Article 2.1 shall be subject to the following limited license granted by the University to the U.S. Government:

    For a period of five years from the date permission to assert copyright is granted to the University, the University grants to the Government, and others acting on behalf of the Government, a paid-up, non-exclusive, irrevocable worldwide license in the Licensed Software to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the Government. Upon the request of Licensee, and with DOE and University approval, this period is renewable for additional five-year periods. Following the expiration of this period or periods, the University grants to the Government, and others acting on behalf of the Government, a paid-up, non-exclusive, irrevocable worldwide license in the Licensed Software to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit others to do so.

  2.4
  The University expressly reserves the right to use, reproduce, prepare derivative works, perform publicly and display publicly, the Licensed Software for commercial, educational or research purposes.

  2.5
  Licensee shall provide within ninety (90) days written notice of any errors or omissions to Licensed Software Licensee has identified.

  2.6
  Nothing contained in this License Agreement shall preclude Licensee from developing a noninfringing product.

  2.7
  Rights not expressly granted to the Licensee herein are expressly reserved to the University.

3.     LICENSE FEE

  3.1
  In consideration for the rights, privileges and license granted under this License Agreement, the Licensee must pay to the University the fees specified in Appendix B, incorporated herein by reference.

  3.2
  All payments due the University must be paid in U.S. currency to the University, at the address set forth in Article 15.

4.     INTELLECTUAL PROPERTY RIGHTS

  4.1
  The Licensed Software contains substantial know-how of the University, and Licensee shall employ reasonable security precautions to maintain the nondisclosure or confidentiality of such know-how. As to system information or other information furnished to Licensee by the University, Licensee shall at all times prevent disclosure or dissemination of the know-how embodied therein to any person, firm, organization, or employee, except as necessary to exercise the rights granted to Licensee hereunder, provided such person, firm, organization, or employee has agreed to comply with the terms of this License Agreement relating to the same.

  4.2
  Except as otherwise provided herein, the University claims and reserves all rights and benefits afforded under federal and international copyright law in all programming and documentation comprising Licensed Software as copyrighted works.

  4.3
  Other than the rights granted under the terms of this Agreement, Licensee obtains no right, title, or interest in or to any University copyright, trademark, patent, or other intellectual property right relating to the Licensed Software, and will not remove, alter, cover or obscure any copyright, patent, trademark or other intellectual property notice on the Licensed Software or any portion thereof.

  4.4
  If Licensee management or designated person(s) specified in Article 15 become aware of the following, they will (a) notify the University immediately of the unauthorized possession, use or knowledge of any Licensed Software, materials, other items or confidential information or know-how supplied or made available to the Licensee under this License Agreement, by a person or organization not authorized by this License Agreement to have such possession, use or knowledge and (b) assist in correcting any such unauthorized possession, use or knowledge and (c) cooperate with the University in any litigation against third parties deemed necessary by the University to protect it intellectual property.

  4.5
  To assist the University in the protection of its intellectual property, the Licensee will provide to the University, upon written request of the University, the Licensee's confidentiality policies and procedures relating to the safeguarding of the University's Licensed Software and intellectual property material.

5.     TERM OF THE LICENSE AGREEMENT

  5.1
  This License Agreement will be effective upon execution by the Parties and the University's receipt of the License Issue Fee specified in Appendix B.

  5.2
  This License Agreement is in full force and effect from the effective date and remains in effect until the expiration of the University's Intellectual Property Rights, unless sooner terminated by operation of law or by acts of either of the Parties in accordance with the terms of this License Agreement.

6.     TERMINATION BY THE UNIVERSITY

  6.1
  If the Licensee fails to pay any fee when due, or if the Licensee breaches any other material term of this License Agreement, the University may give written notice of default to the Licensee. If the Licensee fails to cure the default within thirty (30) days from the date of delivery of the notice of default to the Licensee, the University has the right to terminate this License Agreement. This License Agreement will terminate upon delivery of written notice of termination to the Licensee. Termination does not relieve the Licensee of its obligation to pay license fees due or owing at the time of termination and does not impair any accrued right of the University.

7.     TERMINATION BY THE LICENSEE

  7.1
  The Licensee may terminate this License Agreement by giving written notice to the University. Such termination will be effective ninety (90) days from the date of delivery of the notice, and all the Licensee's rights under this License Agreement will cease as of that date.

  7.2
  Termination pursuant to this Article does not relieve the Licensee of any obligation or liability accrued by the Licensee prior to the effective date of termination or affect any rights of the University arising under this License Agreement prior to termination.

8.     DISPOSITION OF LICENSED SOFTWARE ON HAND UPON TERMINATION

  8.1
  Upon termination of this License Agreement by either Party the Licensee shall provide the University with a written list of all Licensed Software in use by Licensee and shall destroy or return to the University all copies of the Licensed Software in the possession of Licensee. In the case where the Licensee destroys the Licensed Software, the Licensee will provide to the University a certificate verifying destruction of the Licensed Software.

9.     USE OF NAMES, TRADENAMES AND TRADEMARKS

  9.1
  Nothing contained in this License Agreement confers any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark, or other designation of either Party hereto or the Department of Energy or Los Alamos National Laboratory (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law, the use of "University of California," "The Regents of the University of California," or the name of any facility or campus of the University of California is expressly prohibited.

  9.2
  The University may disclose to third parties the existence of this License Agreement and the extent of the grant in Article 2, but will not disclose information identified as proprietary by the Licensee herein, if any, except where the University is required to release information under either the California Public Records Act or other applicable law. A decision to release information under applicable law will be at the sole discretion of the University.

  9.3
  The Licensee may disclose to third parties the existence of this License Agreement and the terms and conditions to the extent determined appropriate by the Licensee.

  9.4
  The University acknowledges that the Licensee considers Appendix B of this License Agreement to contain proprietary business information of the Licensee and Appendix B is marked as such. All other portions of this License Agreement are non-proprietary.

10.   WARRANTY AND DISCLAIMER

  10.1
  The University warrants that it has the lawful right to grant this license, subject to authorization being granted by DOE for the University to assert copyright in the Licensed Software.

    THE LICENSED SOFTWARE IS PROVIDED AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NEITHER THE UNIVERSITY NOR THE U.S. GOVERNMENT MAKES ANY REPRESENTATION OR WARRANTY THAT THE LICENSED SOFTWARE WILL NOT INFRINGE ANY COPYRIGHT, PATENT OR OTHER PROPRIETARY RIGHT. IN NO EVENT WILL THE UNIVERSITY OR THE U.S. GOVERNMENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED SOFTWARE.

  10.2
  Nothing in this License Agreement will be construed as:

  (a)
  a warranty or representation by the University or the U.S. Government as to the validity or scope of the University's Intellectual Property Rights;

    (b)
    an obligation to bring or prosecute actions or suits against third parties for copyright infringement;

    (c)
    conferring by implication, estoppel, or otherwise any license or rights under any patents or copyright of the University or the U.S. Government other than the University's Intellectual Property Rights; or

    (d)
    an obligation by the University or the U.S. Government to furnish any know-how, technical assistance, or technical data other than as stated in Appendix A.

  10.3
  NEITHER THE UNITED STATES NOR THE UNITED STATES DEPARTMENT OF ENERGY, NOR THE UNIVERSITY NOR ANY OF THEIR EMPLOYEES, AGENTS OR CONTRACTORS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SOFTWARE, INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

11.   INFRINGEMENT

  11.1
  In the event the Licensee management or designated person(s) in Article 15 become aware of the substantial infringement of any of the University's Intellectual Property Rights by a third party, Licensee shall inform the University and shall provide the University with available evidence of such infringement. The University shall use its best efforts to terminate such infringement of any of the University's Intellectual Property Rights by a third party without litigation, and may in its sole discretion initiate litigation at its own expense, but shall be under no obligation under this Agreement to bring any such legal action. University will keep Licensee informed of any significant developments relating to any such substantial infringement reported by Licensee.

12.   WAIVER

  12.1
  No waiver by either Party of any breach or default of any of the covenants or terms of this License Agreement will be deemed a waiver as to any prior, subsequent and/or similar breach or default.

13.   ASSIGNMENT AND CONTROLLING INTEREST

  13.1
  This License Agreement may be assigned by the University, but is personal to the Licensee and assignable by the Licensee only with the prior written consent of the University.

  13.2
  The University may withhold consent for an assignment or may choose to terminate the License Agreement upon a change in controlling interest under circumstances including, but not limited to, the following:

  (a)
  the assignee or entity acquiring a controlling interest is located in, doing business with, or organized under the laws of a country that the U.S. Department of Energy considers to be a sensitive country, such consideration to be based on U.S. Department of Energy internal policies and procedures at the time the assignment or change of controlling interest occurs;

  (b)
  the University reasonably concludes that the assignee or entity acquiring a controlling interest is not capable of meeting the Licensee's obligations under this License Agreement;

    (c)
    the University reasonably concludes that the assignee or entity acquiring a controlling interest is not capable of complying with U.S. Department of Energy policies in effect at the time the assignment or change of controlling interest occurs; or

    (d)
    the assignee or entity acquiring a controlling interest refuses to agree to any of the terms and conditions of this License Agreement.

14.   INDEMNIFICATION

  14.1
  The Licensee will indemnify, hold harmless, and defend the University and the U.S. Government, their officers, employees, and agents; the sponsors of the research that led to the Licensed Software; the authors of the Licensed Software and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license. This indemnification will include, but will not be limited to, any product liability.

15.   NOTICES

  15.1
  Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective on the date;

  (a)
  if delivered in person;

  (b)
  mailed by first-class certified mail;

  (c)
  mailed by any express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice of payment; or

  (d)
  Facsimile

    to the respective addresses given below.

In the case of the Licensee:	In the case of the University:
Accuray Inc. 1310 Chesapeake Terrace Sunnyvale, CA 94089 Attention: Mike Hernandez Telephone: (408) 716-4799 Facsimile: (650) 969-6579 Email address: mhernandez@accuray.com	Los Alamos National Laboratory
Technology Transfer Division
P.O. Box 1663, Mail Stop C334
Los Alamos, New Mexico 87545
Attention: License Compliance Officer
Telephone: (505) 665-9091
Facsimile: (505) 665-0154
For Courier Service:	For payments due the University:
Los Alamos National Laboratory Technology Transfer Division Bikini Atoll Road, Bldg. SM-30 Los Alamos, NM 87545 Attention: License Compliance Officer	Los Alamos National Laboratory Technology Transfer Division P.O. Box 462 Los Alamos, NM 87544 Attention: License Compliance Officer

16.   FORCE MAJEURE

  16.1
  Neither Party is responsible for delay or failure in performance of any of the obligations imposed by this License Agreement if the failure is caused by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, court order or government interference, civil commotion, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of either Party.

17.   EXPORT CONTROL LAWS

  17.1
  Licensee acknowledges and understands that the export of commodities and/or related technical data from the United States may require an export license from the Bureau of Export Administration, and that failure to obtain such export license may result in criminal liability under federal law. Failure of Licensee to comply with this requirement is a material breach of this Agreement for which the University has the right to terminate this Agreement pursuant to Paragraph 6.1

18.   DISPUTE RESOLUTION

  18.1
  The individuals designated in Article 15 agree to exert their best efforts to resolve disputes arising from this License Agreement. In the event that any claim or controversy arising out of this License Agreement cannot be resolved by the aforestated individuals or their successors, such matter will immediately be referred jointly to the respective management of each Party who will meet and undertake to resolve the matter. In the event these individuals fail to resolve the matter within sixty (60) days of referral of the matter to them, either Party may give the other Party notice of its intention to seek other recourse.

19.   GOVERNING LAW

  19.1
  THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction.

20.   SURVIVAL

  20.1
  When this License Agreement expires or is terminated in accordance with the terms hereof, the following Articles will survive any expiration or termination:

Article 1	Definitions
Article 2	Grant
Article 3	License Fee
Article 6	Termination by the University
Article 7	Termination by the Licensee
Article 9	Use of Names, Tradenames and Trademarks
Article 10	Warranty and Disclaimer
Article 13	Assignment
Article 14	Indemnification
Article 18	Dispute Resolution
Article 20	Survival

21.   GOVERNMENT APPROVAL OR REGISTRATION

  21.1
  If this License Agreement or any associated transaction is required by the law of any nation to be either approved, permitted or registered with any governmental agency, the Licensee will assume all legal obligations to do so. The Licensee will notify the University if the Licensee becomes aware that this License Agreement is subject to a U.S. or foreign government reporting, permitting, or approval requirement. The Licensee will make all necessary findings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting, permitting or approval process.

22.   MISCELLANEOUS

  22.1
  The headings of the several sections of this License Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

  22.2
  No amendment or modification of this License Agreement is binding on the Parties unless made in a writing that explicitly refers to this Agreement executed by duly authorized representatives of the Parties.

  22.3
  This License Agreement, with the attached Appendices, embodies the entire understanding of the Parties and supersedes all previous communications, representations, or understandings, either oral or written, between the Parties relating to this License Agreement.

  22.4
  In the event any one or more of the provisions of this License Agreement is held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this License Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been part of this License Agreement.

  22.5
  Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between the Parties.

IN WITNESS WHEREOF, both the University and the Licensee have executed this License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ DUNCAN W. MCBRANCH Duncan W. McBranch Director, Technology Transfer Division
Date:	9/8/05

Name of LICENSEE:

By:	/s/ CHRIS A. RAANES
Printed Name:	Chris A. Raanes
Title:	Chief Operating Officer
Date:	09 Sept 2005

    /s/ Darren J. Milliken 9/9/05
    Darren J. Milliken
    General Counsel

APPENDIX A

LICENSED SOFTWARE

PARMELA, Version 3.1, provided in executable form only, as disclosed in 2000

University's identification number. C-00,124

PROPRIETARY INFORMATION OF THE LICENSEE. TREAT AS SENSITIVE
INFORMATION. NOT SUBJECT TO PRODUCTION UNDER A FREEDOM
OF INFORMATION ACT (FOIA) REQUEST.

APPENDIX B

FEES

1.     Fees

  a.
  A non-refundable License Issue Fee of [*] U.S. Dollars ($[*]) for use at Authorized Site, which is due and payable upon execution of this License Agreement.

  b.
  For each additional Authorized User, a nonrefundable User Fee of [*] U.S. Dollars will be paid to the University. This amount will be paid to the University prior to the University providing access to any additional Authorized Users.

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX C

AUTHORIZED SITE(S)

In accordance with Paragraph 1.3 of this Agreement, the following information identifies the location and custodian information for the LICENSED SOFTWARE for which the University has granted rights herein:

Shorebird Facility
1383 Shorebird Way
Mountain View, CA 94043

Custodian: Mike Hernandez
Phone: (408)716-4799
FAX: (650)969-6579

Or

1310 Orleans Drive
Sunnyvale, CA 94089

Custodian: Mike Hernandez
Phone: (408)716-4799
FAX: (650)969-6579

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NONEXCLUSIVE END-USER SOFTWARE LICENSE AGREEMENT BETWEEN THE REGENTS OF THE UNIVERSITY OF CALIFORNIA AND ACCURAY, INC.
TABLE OF CONTENTS
NON-EXCLUSIVE SOFTWARE LICENSE AGREEMENT
APPENDIX A LICENSED SOFTWARE
APPENDIX B FEES
APPENDIX C AUTHORIZED SITE(S)